Exhibit 10.40

RESTRICTED STOCK AGREEMENT

AGREEMENT made as of Date of Grant, as set forth on the Notice of Grant of Restricted Stock and Grant Agreement (the “Notice”) attached hereto, by and between Artesyn Technologies, Inc., a Florida corporation, having its office and principal place of business located at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434 (the “Company”) and the person identified in the Notice (the “Participant”).

The Board of Directors of the Company has authorized and approved the 2000 Performance Equity Plan, as amended and restated effective March 8, 2004 (the “Amended 2000 Plan”), which has been approved by the shareholders of the Company. The Committee has approved an award to the Participant designated in the attached Notice of Restricted Shares of the Company’s Common Stock, conditioned upon the Participant’s acceptance of the terms and conditions set forth in the Notice and this Agreement within 60 days after this Agreement is presented to the Participant for review.

NOW, THEREFORE, and in consideration of the foregoing and of the terms and conditions herein contained, the parties hereto agree as follows:

1.	Grant of Restricted Stock.

(a) Subject to the terms and conditions of the Amended 2000 Plan, as of the Date of Grant, the Company grants to the Participant the number of shares of Common Stock set forth in the Notice (the “Restricted Shares”), subject to the restrictions set forth in Paragraph 2 of this Agreement, the terms and conditions of the Plan and the other terms and conditions contained in this Agreement. If and when the restrictions set forth in Paragraph 2 expire in accordance with the terms of this Agreement without forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, such shares shall no longer be considered Restricted Shares for purposes of this Agreement.

(b) As soon as practicable after the Date of Grant, the Company shall direct that a stock certificate or certificates representing the applicable Restricted Shares be registered in the name of and issued to the Participant. Such certificate or certificates shall be held in the custody of the Company or its designee until the expiration of the applicable Restricted Period (as defined in Paragraph 3). On or before the date of execution of this Agreement, the Participant has delivered to the Company one or more stock powers endorsed in blank relating to the Restricted Shares.

(c) Except as provided in Section 1(d), in the event that a certificate for the Restricted Shares is delivered to the Participant, such certificate shall bear the following legend (the “Legend”):

The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Artesyn Technologies, Inc. 2000 Performance Equity Plan, as

amended, and a Restricted Stock Award Notice and Agreement entered into between the registered owner and Artesyn Technologies, Inc. Copies of such Plan and Agreement are on file in the executive offices of Artesyn Technologies, Inc.

In addition, the stock certificate or certificates for the Restricted Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

(d) As soon as administratively practicable following the expiration of the Restricted Period without a forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, including, but not limited to, the payment by the Participant of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Participant a certificate or certificates for the applicable Restricted Shares which shall not bear the Legend.

2.	Restrictions.

(a) The Participant shall have all rights and privileges of a stockholder as to the Restricted Shares, including the right to vote and receive dividends or other distributions with respect to the Restricted Shares, except that the following restrictions shall apply:

(i) the Participant shall not be entitled to delivery of the certificate or certificates for the Restricted Shares until the expiration of the Restricted Period without a forfeiture of the Restricted Shares and upon the satisfaction of all other applicable conditions;

(ii) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such shares, except as provided in Section 7.2 of the Plan or as otherwise permitted by the Committee in its sole discretion or pursuant to rules adopted by the Committee in accordance with the Plan; and

(iii) all of the Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to the Restricted Shares shall terminate in their entirety on the terms and conditions set forth in Paragraph 4.

(b) Any attempt to dispose of Restricted Shares or any interest in the Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.

3.	Restricted Period and Vesting. The “Restricted Period” is the period beginning on the Date of Grant and ending in accordance with the schedule set forth in the attached Notice. Subject to the provisions contained in Paragraphs 4, 5 and 6, the Restricted Shares shall be deemed vested and no longer subject to forfeiture under Paragraph 4 upon expiration of the Restricted Period. In addition, the Restricted Shares shall be deemed vested and no longer subject to forfeiture in the event of a Change in Control.

4.	Forfeiture.

(a) Subject to Paragraph 6 below, if during the Restricted Period (i) the Participant’s employment with the Company and its subsidiaries is terminated for any reason, other than by the Company without Cause (as defined in (d) below), (ii) there occurs a material breach of this Agreement by the Participant or (iii) the Participant fails to meet the tax withholding obligations described in Paragraph 5(b), all rights of the Participant to the Restricted Shares that have not vested in accordance with Paragraph 3 as of the date of such termination shall terminate immediately and be forfeited in their entirety.

(b) Notwithstanding Paragraph 4(a), if during the Restricted Period the Participant’s employment with the Company and its subsidiaries is terminated by the Company without Cause, the vesting of the Restricted Shares shall accelerate in full and the Participant shall be deemed 100% vested in the Restricted Shares as of the date of the termination.

(c) In the event of any forfeiture under this Paragraph 4, the certificate or certificates representing the forfeited Restricted Shares shall be canceled to the extent of any Restricted Shares that were forfeited.

(d) For purposes of this Paragraph 4, “Cause” shall mean (i) embezzlement or misappropriation of corporate funds, (ii) any acts of dishonesty resulting in conviction for a felony, (iii) misconduct or activities (including a material violation of Company policies) resulting in material injury to the business or reputation of the Company or any material subsidiary, or (iv) willful refusal to perform, or substantial disregard of, the duties properly assigned to the Participant. Notwithstanding the foregoing, in the event the Participant shall be a party to any employment or similar agreement with the Company or any subsidiary that provides for a definition of “cause” that is different from the foregoing, then such definition in such agreement shall govern with respect to the Participant for the purposes of this Plan. The Board shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Participant.

5.	Withholding.

(a) The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Participant with respect to the Restricted Shares. Other than with respect to required withholding or other taxes withheld or payable by the Company, it is the Participant’s sole responsibility to determine the tax consequences of the grant of Restricted Shares under this Agreement.

(b) The Participant shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Article 13 of the Plan.

(c) The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of shares of Common Stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of the Participant’s transactions under the Plan and this Agreement with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such Rule is applicable to transactions by the Participant.

6.	Committee Discretion. Notwithstanding any provision of this Agreement to the contrary, the Committee shall have discretion under Section 7.4 of the Plan to waive any forfeiture of the Restricted Shares as set forth in Paragraph 4, the Restricted Period and any other conditions set forth in this Agreement.

7.	Defined Terms. Capitalized terms used but not defined in the Notice and Agreement shall have the meanings set forth in the Plan, unless such term is defined in the Participant’s Employment Agreement. Any terms used in the Notice and Agreement, but defined in the Participant’s Employment Agreement are incorporated herein by reference and shall be effective for purposes of this Agreement without regard to the continued effectiveness of the Employment Agreement.

8.	Nonassignability. The Restricted Shares may not be sold, assigned, transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such Shares, as set forth in the Notice and Agreement, have lapsed or been removed.

9.	Company Representations. The Company hereby represents and warrants to the Participant that:

(i)	the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

(ii)	The Restricted Shares, when issued and delivered by the Company to the Participant in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

10.	Participant Representations. The Participant hereby represents and warrants to the Company that:

(i)	the Participant is acquiring the Restricted Shares for Participant’s own account and not with a view towards the distribution thereof;

(ii)	the Participant must bear the economic risk of the investment in the Restricted Shares for an indefinite period of time because the Restricted Shares may be subject to restrictions on their sale or resale unless certain requirements are met;

(iii)	the Participant has received copies of the most recent information statement relating to the Amended 2000 Plan and all reports issued by the Company to its stockholders.

11.	Regulatory Restrictions on the Restricted Shares. Notwithstanding any other provision of the Amended 2000 Plan, the obligation of the Company to issue Restricted Shares under the Amended 2000 Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of the Restricted Shares pursuant to this Agreement prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

12.	Miscellaneous.

12.1	Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

12.2	Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

12.3	Entire Agreement. This Agreement, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. The Agreement may not be amended except by a writing executed by the Participant and the Company.

12.4	Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

12.5	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

12.6	Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

12.7	Amendments to the Amended 2000 Plan; Conflicts. No amendment or modification of the Amended 2000 Plan shall be construed as to terminate the Restricted Share Award granted under this Agreement. In the event of a conflict between the provisions of the Amended 2000 Plan and the provisions of this Agreement, the provisions of the Amended 2000 Plan shall in all respects be controlling.

12.8	No Right to Continued Employment. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Participant’s employment or service at any time.

12.9	Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

ARTESYN TECHNOLOGIES, INC.

By:

PARTICIPANT